UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2010 (July 1, 2010)

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

505 Fifth Avenue
New York, New York 10017
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 771-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

     On July 2, 2010, CIT Group Inc. (“CIT”) issued a press release announcing the appointment of Scott T. Parker (43) as Executive Vice President and Chief Financial Officer of CIT, effective July 2, 2010. Mr. Parker will serve as our Principal Financial Officer reporting directly to John A. Thain. Exhibit 99.1 hereto contains a copy of the press release and is incorporated herein by reference.

     Mr. Parker will receive an initial cash salary at an annual rate of $500,000. Mr. Parker will also receive a grant of restricted stock units in CIT (“RSUs”) equal to $2,000,000, of which half will be subject to a 1-year vesting period and half will be subject to a 3-year vesting period. The RSUs will vest 50% on the first anniversary of the grant date and 50% on the third anniversary of the grant date. Upon vesting, the RSUs will be paid in stock. The RSUs are subject to early payment in the event of Mr. Parker’s death, disability or a qualifying change in control of CIT. Mr. Parker also received a cash sign-on bonus of $300,000 and a cash retention award of $300,000, payable on March 15, 2012.

     Under CIT’s compensation plans, Mr. Parker may be eligible for additional long-term incentive awards from time to time (the “Incentive Awards”). Incentive Awards will be subject to repayment to CIT if certain events occur, including if it is determined that Mr. Parker has taken excessive and unnecessary risk. Mr. Parker is also entitled to benefits consistent with senior executives of CIT and reimbursement of reasonable business expenses.

     Mr. Parker’s compensation is subject to applicable federal regulations that may be issued and in effect from time to time and he may receive compensation from CIT only to the extent that it is consistent with those regulations.

Controller

     On July 2, 2010, CIT Group Inc. (“CIT”) issued a press release announcing the appointment of Carol Hayles (49) as Senior Vice President and Controller of CIT, with a target effective date of July 26, 2010. Ms. Hayles will serve as CIT’s Principal Accounting Officer reporting to Mr. Parker, CIT’s Chief Financial Officer. Exhibit 99.2 hereto contains a copy of the press release and is incorporated herein by reference.

     Ms. Hayles will receive an initial cash salary at an annual rate of $500,000. Ms. Hayles will also receive a grant of restricted stock units in CIT (“RSUs”) equal to $500,000, of which half will be subject to a 1-year vesting period and half will be subject to a 3-year vesting period. The RSUs will vest 50% on the first anniversary of the grant date and 50% on the third anniversary of the grant date. Upon vesting, the RSUs will be paid in stock. The RSUs are subject to early payment in the event of Ms. Hayles’ death, disability or a qualifying change in control of CIT. Ms. Hayles also received a cash sign-on bonus of $100,000 and a cash retention award of $200,000, that vests on December 31, 2010.

     Under CIT’s compensation plans, Ms. Hayles may be eligible for additional long-term incentive awards from time to time (the “Incentive Awards”). Incentive Awards will be subject to repayment to CIT if certain events occur, including if it is determined that Ms. Hayles has taken excessive and unnecessary risk. Ms. Hayles is also entitled to benefits consistent with senior executives of CIT and reimbursement of reasonable business expenses.

     Ms. Hayles’ compensation is subject to applicable federal regulations that may be issued and in effect from time to time and she may receive compensation from CIT only to the extent that it is consistent with those regulations.

Section 8 – Other Events

Item 8.01. Other Events.

     On July1, 2010, CIT Group Inc. (the “Company”) issued a press release announcing (a) the closing of two new secured conduit facilities in the aggregate commitment amount of approximately US$ 800 million, (b) the sale of approximately US$ 500 million in assets from its Corporate Finance business segment, (c) the closing of the previously announced sale of its Sydney-based Australian and New Zealand Vendor Finance business to the Bank of Queensland Limited, and (d) the prepayment of approximately $1.25 billion of debt under its first lien credit agreement. Approximately $150 million of the $1.25 billion prepayment constituted a mandatory prepayment after giving effect to waivers received from lenders. The balance of the prepayment constituted a voluntary prepayment under the first lien credit agreements. A copy of the press release is attached as exhibit 99.5.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Press release issued by CIT Group Inc. on July 2, 2010, announcing the appointment of Scott T. Parker as Chief Financial Officer.
	99.2	Press release issued by CIT Group Inc. on July 2, 2010, announcing the appointment of Carol Hayles as Controller.
	99.3	Letter Agreement between CIT Group Inc. and Scott T. Parker, dated June 2, 2010.
	99.4	Letter Agreement between CIT Group Inc. and Carol Hayles, dated June 30, 2010.
	99.5	Press release issued by CIT Group Inc. on July 1, 2010, announcing significant progress on key corporate initiatives.

Forward-Looking Statements

     This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this presentation, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in its efforts to complete the remaining stages of its business restructuring, the risk that CIT is delayed in completing its management changes, the risk that CIT is delayed in completing its transition to a bank-centric business model, and the risk that CIT continues to be subject to liquidity constraints and higher funding costs. Further, there is a risk that the valuations resulting from our fresh start accounting analysis, which are inherently uncertain and still subject to change, will differ significantly from our expectations, due to the complexity of the valuation process, the degree of judgment required, and the amount of work still remaining. Accordingly, you should not place undue reliance on the forward-looking statements contained in this presentation. These forward-looking statements speak only as of the date on which the statements were made. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2010

CIT GROUP INC.

By:	/s/ Robert J. Ingato

	Name:	Robert J. Ingato
	Title:	Executive Vice President & General Counsel